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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report                                June 21, 2011
--------------                                -------------

                        Omagine, Inc.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)


   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)

   350 Fifth Avenue, Suite 1103, New York, N.Y.          10118
  ---------------------------------------------        ----------
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code  (212)563-4141
                                                    --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

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Item 1.01. Entry into Material Definitive Agreement
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On June 21, 2011, Omagine, Inc. (the "Company") executed an
Amendment Agreement ("SEDA Amendment Agreement") to that certain Standby Equity Distribution Agreement (the "SEDA Agreement") executed on May 4, 2011 between the Company and YA GLOBAL MASTER SPV LTD. ("YA") increasing the total commitment amount over the two year term of the SEDA to ten million dollars ($10,000,000).

Pursuant to the SEDA Agreement, the Company may, at its sole option and upon giving written notice to YA (an "Advance Notice"), periodically sell to YA shares of its $0.001 par value common stock ("Common Stock") in tranches. For each share of Common Stock purchased pursuant to the SEDA Agreement, YA will pay to the Company ninety-five percent (95%) of the lowest daily volume weighted average price of the Company's Common Stock as quoted by Bloomberg, LP, during the five (5) consecutive trading days after the date the Company provides an Advance Notice to YA (the "Purchase Price").

The Company is not obligated to sell any shares of Common Stock to YA but may, in the Company's sole discretion, sell that number of shares of Common Stock valued at the Purchase Price from time to time in effect that equals ten million dollars ($10,000,000) in the aggregate. YA is obligated to purchase such shares from the Company subject to certain conditions precedent including (i) Omagine, Inc. filing a registration statement with the United States Securities and Exchange Commission ("SEC") to register the shares of Common Stock sold to YA ("Registration Statement"), (ii) the SEC declaring such Registration Statement effective, (iii) periodic sales to YA must be separated by a time period equal to five trading days, and (iv) the amount of any individual sale to YA may not exceed the greater of (i) $200,000 or (ii) the average of the "Daily Value Traded" for each of the 5 trading Days prior to the date of an Advance Notice (where Daily Value Traded is the product obtained by multiplying the daily trading volume of the Common Stock for such day by the closing bid price for a share of Common Stock on such day).

Pursuant to the terms of the SEDA Amendment Agreement, the Company agreed to issue to YA sixty seven thousand seven hundred forty five (67,745) shares of its Common Stock (the "Amendment

                              (2)
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Shares") and to include such Amendment Shares in the
Registration Statement. Previously upon execution of the SEDA
Agreement the Company issued to YA 176,471 shares of its Common
Stock (the "Commitment Shares"). Such Commitment Shares will also be included in the Registration Statement.

The foregoing summary of the terms of the SEDA Amendment Agreement and the SEDA Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SEDA Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference and the SEDA Agreement previously filed with the Securities and Exchange Commission on May 4, 2011 as an exhibit to the Company's report on Form 8-K and incorporated herein by reference thereto.



Item 3.02  Unregistered Sales of Equity Securities
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In connection with the SEDA Amendment Agreement, the Company will issue sixty seven thousand seven hundred forty five
(67,745) shares of Common Stock to YA as promptly as possible after the date hereof.



Item 9.01 Financial Statements and Exhibits
--------------------------------------------

(a) Not applicable
(b) Not applicable
(c) Exhibit No. Description:


Exhibit        Description

Exhibit 10.1 SEDA Amendment Agreement, dated June 21, 2011 by and between Omagine, Inc. and YA GLOBAL MASTER
               SPV LTD.



                              (3)
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                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 21, 2011

                                 Omagine, Inc.
                              ---------------------------
                                (Registrant)

                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer







                          EXHIBIT INDEX

Exhibit        Description

Exhibit 10.1 SEDA Amendment Agreement, dated June 21, 2011 by and between Omagine, Inc. and YA GLOBAL MASTER
               SPV LTD.








                              (4)